CONSULTING AGREEMENT

AGREEMENT made this 15th day of May, 2006, by and between Applied Fluids Engineering, Inc., (AFE, Inc.) whose principal place of business is located at 111 W, Ocean Blvd. #1360, Long Beach, CA 90802, hereafter referred to as the "Consultant," and Frezer, Inc., whose principle place of business is located at 8885 Rio San Diego Drive, San Diego, CA 92108, hereinafter referred to as "Company."

WHEREAS, the Company desires to engage in the services of the Consultant to perform for the Company services regarding the Cryo-Chip patent application and Cryo-Chip market research for the Company as an independent contractor and not as an employee; and

WHEREAS, Consultant desires to consult with the Board of Directors, the officers of the Company, and the administrative staff, and to undertake for the Company consultation as to the Cryo-Chip patent application and Cryo-Chip market research for the Company as an independent contractor and not as an employee.

NOW, THEREFORE, it is agreed as follows:

1.  Term

The respective duties and obligations of the contracting parties shall be for a period of one month commencing on the 15th day of May, 2006.

2.  Consultations

(a) Consultant shall be available to consult with the Board of Directors, the officers of the Company, and the heads of the administrative staff, at reasonable times, concerning the Cryo-Chip patent application and Cryo-Chip market research.

(b) Dr. Watts shall serve in this capacity as a representative of Consultant, being compensated by Consultant.

3.  Liability,

With regard to the services to be performed by the Consultant pursuant to the terms of this agreement, the Consultant shall not be liable to the Company, or to anyone who claim any right due to any relationship with the Company, for any acts or omissions in the performance of services on the part of the Consultant or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to willful misconduct of gross negligence. The Company shall hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorneys' fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this agreement or any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross negligence of the Consultant and the Consultant is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.

4.  Compensation

(a) Upon execution of this agreement, the Consultant shall receive 50,000 restricted common shares of the Company's stock.

(b) The Consultant shall receive $3000 once this document is fully executed and $3000 upon satisfactory completion of Cryo-Chip provisional patent application, Cryo-Chip market research received by the Company and formal assignment of patent rights to Frezer Inc.

(c) In addition, the Company shall reimburse the Consultant for any reasonable expenses incurred by the Consultant pursuant to the terms of this agreement and pre-approved by the CEO or persons acting in that capacity on behalf of the Company.

(d) The Consultant may from time to time receive additional compensation from a research contract or grant in a manner specified on said research contract or grant proposal pertaining to this contract and the development of the underlying product (e.g.; Cryo-Chip) with mutual agreement between the Consultant and the Company.

(e) The Consultant shall perform all services as an independent contractor and not as an agent or an employee of the Company. The Company shall have the exclusive rights to copyright, trade mark, or patent the Consultant's work for the Company in its own name as the owner and author thereof, and to secure any and all renewals and extensions of such copyrights, trade marks, or patents. Solely for the purposes of any applicable copyright, trademark, or patent law, the Consultant shall be deemed an "employee for hire" of the Company. If, for any reason, the Consultant is not treated as an employee for hire, the Consultant hereby assigns all rights, copyright and other, in its work for the Company to the Company.

(f) The Company acknowledges that Consultant may have other assignments that will restrict Consultant's availability.

5.  Royalties

Because the Consultant is assisting in the development, engineering, and commercialization of Intellectual Property, the Consultant shall receive royalties, to be negotiated by the parties but which shall be no less than 1% of the net sales (net sales to be defined for the purposes of the Agreement as gross sales less discounts, returns, and allowances) of the Company Initiated Product, Any royalties due the Consultant shall be paid quarterly.

6.   Ownership of Intellectual Property

The Company shall retain ownership of all intellectual Property related to Company initiated Products.

7.   Termination

(a) This agreement may be terminated by the Company giving five (5) days' written notice at the address stated above or at the address chosen subsequent to the execution of this agreement and duly communicated, with payment of all sums in Paragraph 4 due the Consultant,

(b) This agreement may be terminated by the Consultant by giving thirty (30) days' written notice at the address stated above or at an address chosen subsequent to the execution of this agreement and duly communicated.

(c) In the event this Agreement terminates pursuant to Paragraph 1, neither of Company or Consultant shall have any obligation to each other except in accordance with paragraphs 5, 6, 7, 8, 9, and 10. In the event this Agreement terminates pursuant to Paragraph 7, neither of Company or Consultant shall have any obligation to each other except in accordance with Paragraphs 5, 6, 7, 8, 9, and 10.

8.   Agreement Not To Solicit

During the term hereof and for a period of one year after the termination hereunder (the "Termination Date"), regardless of how terminated, Consultant will not, singularly, jointly, or as a partner, member, contractor, employee or agent of any partnership of as an officer, director, employee, agent, contractor, stockholder or investor in any other entity or in any other capacity, directly or indirectly,

(a) induce, or attempt to induce, any person or party who, on the Termination Date is employed by or affiliated with Company or at any time during the term of this covenant is, or may be, or becomes an employee of or affiliated with Company, to terminate his, her or its employment with Company;

(b) induce, or attempt to induce, any person, business or entity which is or becomes a customer or supplier of Company, or which otherwise is a contracting party with Company, as of Termination Date, or at any time during the term hereof, to terminate any written or oral agreement or understanding with Company, or to interfere in any manner with any relationship between Company and such customer or supplier;

(c) employ or otherwise engage in any capacity any person who at the Termination Date or at any time during the period two years prior thereto was employed, or otherwise engaged, in any capacity by Company and who, by reason thereof is or is reasonably likely to be in possession of any confidential information.

9.   Arbitration

Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators) shall be entered in any court having jurisdiction thereof. For that purpose, the parties hereto consent to the jurisdiction and venue of an appropriate court located in San Diego County, State of California. In the event that arbitration or litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court of arbitrator as costs, in addition to any other relief to which the prevailing party may be entitled.

10. Liquidated Damages

If any litigation or arbitration ensues between the parties, immeasurable harm to reputations may occur as well as unforeseeable damages due to delay in implementation of product sales. Accordingly, the parties agree that, in the event of any litigation, the prevailing party shall be entitled, in addition to any actual damages awarded by the court or arbitrator, liquidated damages for the items set forth above in an amount no less than $100,000, to be determined by the court or arbitrator.

11. General

This Agreement is governed by California law excluding its conflicts of laws principles. This Agreement is the entire agreement, and supersedes all prior or contemporaneous oral or written agreements and understandings, between the parties regarding the subject matter thereof. The Agreement may be changed only by a writing signed by both parties. If any provision of this Agreement is held unenforceable, that provision shall be severed and the remainder of this Agreement will continue in full force and effect, No failure or delay on the part of a party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the 15th of May, 2006

"Company", Frezer, Inc.

By. /s/David R. Koos

Dr. David R. Koos Chairman and CEO

"Consultant", Applied Fluids Engineering, Inc.

By:/s/ Philip Watts

Dr Philip Watts President and Owner

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